Exhibit 99.1

Listed on the New York Stock Exchange (KIM)	NEWS RELEASE

Kimco Realty Announces Offering of Notes and Cash Tender Offer for any and all of its

Outstanding 4.30% Series E Medium-Term Notes due 2018

NEW HYDE PARK, N.Y., August 1, 2017 – Kimco Realty Corp. (NYSE: KIM) today announced its public offering of notes and the commencement of an offer to purchase for cash any and all of its outstanding 4.30% Series E Medium-Term Notes due 2018 (the “2018 notes”).

Notes Offering

The company has announced its public offering of a series of notes due 2025 (the “2025 notes”) and a series of notes due 2047 (the “2047 notes” and, together with the 2025 notes, the “notes”). The aggregate principal amount, interest rate and other terms of each series of the notes will be determined at pricing and are dependent upon market conditions and other factors.

The company intends to use a portion of the net proceeds from the offering of the notes to fund the consideration payable in the tender offer. The company will use the excess net proceeds for general corporate purposes, including to  partially reduce borrowings (of which $475.0 million were outstanding as of June 30, 2017) under the company’s revolving credit facility maturing in March 2021 (subject to two six-month extension options), which borrowings bear interest at a rate of one-month LIBOR plus 0.875% (2.10% as of June 30, 2017). The consummation of the notes offering is not conditioned on the completion of the tender offer.

Citigroup Global Markets Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, RBC Capital Markets, LLC and Wells Fargo Securities, LLC are serving as the joint book-running managers for the offering for the notes.

The offering of the notes will be made pursuant to an effective shelf registration statement, prospectus and related prospectus supplement.  Copies of the prospectus supplement and the base prospectus, when available, may be obtained by contacting Citigroup Global Markets Inc. by telephone at (800) 831-9146 (toll free), by email at prospectus@citi.com or at the following address: Citigroup Global Markets Inc., c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717; Merrill Lynch, Pierce, Fenner & Smith Incorporated, NC1-004-03-43, 200 North College Street, 3rd Floor, Charlotte, NC 28255-0001, Attn: Prospectus Department, Email: dg.prospectus_requests@baml.com; RBC Capital Markets, LLC, 200 Vesey Street, 8th Floor, New York, NY 10281, Toll-Free Number: (866) 375-6829, Fax: (212) 428-6308, Email: rbcnyfixedincomeprospectus@rbccm.com, Attn: Transaction Management; or Wells Fargo Securities, LLC, 608 2nd Avenue South, Suite 1000, Minneapolis, MN 55402, Attn: WFS Customer Service, Toll free number: 1-800-645-3751, Email: wfscustomerservice@wellsfargo.com.  Investors may also obtain these documents for free by visiting EDGAR on the Securities and Exchange Commission’s website at www.sec.gov.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

Tender Offer

The company has announced the commencement of an offer to purchase for cash any and all of its outstanding 2018 notes. The tender offer is being made pursuant to an offer to purchase, dated August 1, 2017 (as may be amended or supplemented from time to time, the “Offer to Purchase”), and the related letter of transmittal (as may be amended or supplemented from time to time, the “Letter of Transmittal”), and a notice of guaranteed delivery (as may be amended or supplemented from time to time, the “Notice of Guaranteed Delivery” and, together with the Offer to Purchase and the Letter of Transmittal, the “Tender Offer Documents”). The tender offer will expire at 5:00 p.m., New York City time, on August 7, 2017, unless earlier terminated or extended by the company in its sole discretion (as may be extended, the “Expiration Time”). Tendered 2018 notes may be withdrawn at any time before the Expiration Time.  As of August 1, 2017, there was $300.0 million aggregate principal amount of 2018 notes outstanding.

Holders of 2018 notes that are validly tendered and accepted at or prior to the Expiration Time, or who deliver to the tender agent a properly completed and duly executed Notice of Guaranteed Delivery and subsequently deliver such 2018 notes, each in accordance with the instructions described in the Tender Offer Documents, will be eligible to receive the consideration (as described below), plus any accrued and unpaid interest to, but not including, the settlement date, which is expected to be August 10, 2017, subject to satisfaction of the Financing Condition described herein. For the avoidance of doubt, interest will cease to accrue on the settlement date for all 2018 notes accepted in the Offer. 2018 notes purchased pursuant to the tender offer will be cancelled.

The table below sets forth certain information regarding the 2018 notes and the tender offer.

Notes	CUSIP Number	Principal Amount Outstanding	Reference U.S. Treasury Security	Bloomberg Reference Page	Fixed Spread	Hypothetical Consideration (1)(2)
4.30% Series E Medium-Term Notes due 2018	49446X AA4	$300,000,000	0.75% due October 31, 2017	FIT3	20 bps	$1,006.63

(1)   Per $1,000 principal amount of 2018 notes accepted for purchase and excluding accrued and unpaid interest up to, but excluding, the settlement date. In addition to the consideration, Holders whose 2018 notes are purchased in the Offer will be paid an amount in cash equal to accrued and unpaid interest up to, but excluding, the settlement date on the 2018 notes accepted for purchase.

(2)   Based on the applicable reference U.S. treasury security at 2:00 pm, New York City time on July 31, 2017.

The consideration for each $1,000 principal amount of 2018 notes tendered and accepted for payment by the company pursuant to the tender offer will be determined in the manner described in the Offer to Purchase by reference to a fixed spread specified in the table above for the 2018 notes over the yield based on the bid-side price of the applicable U.S. treasury security specified in the table above, as calculated by the dealer manager (identified below) for the tender offer at 2:00 p.m., New York City time, on August 7, 2017. Accrued and unpaid interest up to, but excluding, the settlement date will be paid in cash on all validly tendered 2018 notes accepted and purchased by the company in the tender offer.

The tender offer is contingent upon, among other things, the company’s successful completion of a proposed debt financing transaction resulting in an amount sufficient to (i) fund the purchase of validly tendered 2018 notes accepted for purchase in the tender offer and (ii) pay all fees and expenses associated with the notes offering and the tender offer, all on terms acceptable to the company in its sole discretion (the “Financing Condition”). The tender offer is not conditioned on any minimum amount of 2018 notes being tendered. The company may amend, extend or terminate the tender offer, in its sole discretion. The terms and conditions of the tender offer are described in the Tender Offer Documents. RBC Capital Markets, LLC, an underwriter for the notes offering, is serving as the dealer manager for the tender offer. Questions regarding the tender offer may be directed to RBC Capital Markets, LLC, at (877) 381-2099 (U.S. toll-free) and (212) 618-7822 (collect). Copies of the Tender Offer Documents may be obtained from the information agent for the tender offer, Global Bondholder Services Corporation at (866) 470-3900 (U.S. toll-free) and (212) 430-3774 (collect), via email at contact@gbsc-usa.com, or via the following web address: http://www.gbsc-usa.com/Kimco/.

None of the company, its board of directors, its officers, the dealer manager, the tender agent, the information agent or the trustee with respect to the 2018 notes, or any of the company’s or their respective affiliates, makes any recommendation that holders tender or refrain from tendering all or any portion of the principal amount of their 2018 notes, and no one has been authorized by any of them to make such a recommendation. Holders must make their own decision as to whether to tender their 2018 notes and, if so, the principal amount of 2018 notes to tender. The tender offer is being made only by the Tender Offer Documents.

None of the Tender Offer Documents have been filed with or reviewed by any federal or state securities commission or regulatory authority of any country, nor has any such commission or authority passed upon the accuracy or adequacy of the Tender Offer Documents. Any representation to the contrary is unlawful and may be a criminal offense.

This press release is neither an offer to purchase nor a solicitation of an offer to sell any 2018 notes in the tender offer. The tender offer is not being made to holders of 2018 notes in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction. In any jurisdiction in which the tender offer is required to be made by a licensed broker or dealer, the tender offer will be deemed to be made on behalf of the company by the dealer manager or one or more registered brokers or dealers that are licensed under the laws of such jurisdiction.

About Kimco

Kimco Realty Corp. (NYSE: KIM) is a real estate investment trust (REIT) headquartered in New Hyde Park, N.Y., that is one of the nation’s largest publicly-traded owners and operators of open-air shopping centers. As of June 30, 2017, the company owned interests in 511 shopping center properties comprising 84.1 million square feet of gross leasable space across 32 states, Puerto Rico and Canada. Publicly traded on the NYSE since 1991, and included in the S&P 500 Index, the company has specialized in shopping center acquisitions, development and management for more than 50 years.

Safe Harbor Statement

The statements in this press release state the company’s and management’s intentions, beliefs, expectations or projections of the future and are forward-looking statements. It is important to note that the company’s actual results could differ materially from those projected in such forward-looking statements. Factors which may cause actual results to differ materially from current expectations include, but are not limited to, (i) general adverse economic and local real estate conditions, (ii) the inability of major tenants to continue paying their rent obligations due to bankruptcy, insolvency or a general downturn in their business, (iii) financing risks, such as the inability to obtain equity, debt or other sources of financing or refinancing on favorable terms to the company, (iv) the company’s ability to raise capital by selling its assets, (v) changes in governmental laws and regulations, (vi) the level and volatility of interest rates and foreign currency exchange rates and management’s ability to estimate the impact thereof, (vii) risks related to the company’s international operations, (viii) the availability of suitable acquisition, disposition, development and redevelopment opportunities, and risks related to acquisitions not performing in accordance with the company’s expectations, (ix) valuation and risks related to the company’s joint venture and preferred equity investments, (x) valuation of marketable securities and other investments, (xi) increases in operating costs, (xii) changes in the dividend policy for the company’s common stock, (xiii) the reduction in the company’s income in the event of multiple lease terminations by tenants or a failure by multiple tenants to occupy their premises in a shopping center, (xiv) impairment charges and  (xv) unanticipated changes in the company’s intention or ability to prepay certain debt prior to maturity and/or hold certain securities until maturity. Additional information concerning factors that could cause actual results to differ materially from those forward-looking statements is contained from time to time in the company’s Securities and Exchange Commission (“SEC”) filings. Copies of each filing may be obtained from the company or the SEC.

The company refers you to the documents filed by the company from time to time with the SEC, specifically the sections titled “Risk Factors” in the prospectus supplement and prospectus relating to the company’s 2025 notes and 2047 notes and in the company’s Annual Report on Form 10-K for the year ended December 31, 2016, as may be updated or supplemented in the company’s Quarterly Reports on Form 10-Q and the company’s other filings with the SEC, which discuss these and other factors that could adversely affect the company’s results. The company disclaims any intention or obligation to update the forward-looking statements, whether as a result of new information, future events or otherwise.

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CONTACT:

David F. Bujnicki

Senior Vice President, Investor Relations and Strategy

Kimco Realty Corporation

1-866-831-4297

dbujnicki@kimcorealty.com